EXHIBIT 99.1

FORM OF PROXY
DO NOT USE FOR VOTING PURPOSES

PROXY

Genus, Inc.

1139 Karlstad Drive

Sunnyvale, CA 94089

SPECIAL MEETING OF SHAREHOLDERS – MARCH 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF GENUS, INC.

The undersigned shareholder of Genus, Inc., a California corporation (“Genus”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated February 8, 2005, and hereby appoints William W.R. Elder and Shum Mukherjee as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Genus held of record by the undersigned on February 4 at the Special Meeting of Shareholders to be held on Thursday, March 10, 2005, or any postponement(s) or adjournment(s) thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND THE MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ggns Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

DETACH HERE
PLEASE MARK VOTES AS IN THIS EXAMPLE: [X]

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS NUMBER 1 AND NUMBER 2.

THE GENUS BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS

1.	To approve the Agreement and Plan of Merger, dated as of July 1, 2004, between Genus and Aixtron Aktiengesellschaft, and the merger contemplated by the merger agreement.

FOR	[ ]
AGAINST	[ ]
ABSTAIN	[ ]

2.	To grant discretionary authority to adjourn or postpone the Genus special meeting to another time or place for the purpose of soliciting additional proxies.

FOR	[ ]
AGAINST	[ ]
ABSTAIN	[ ]

GENUS MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by an authorized officer.

Signature:	____________	Date:____________	Signature:	____________	Date:	____________